Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Can-Fite Biopharma Ltd "2003 Israeli Share Option Plan" and "2013 Global Incentive Option Scheme", of our report dated August 8, 2018, with respect to the consolidated financial statement of Can-Fite Biopharma Ltd. for the year ended December 31, 2017, included in its report on Form 6-K, filed with the Securities and Exchange Commission on August 8, 2018.

/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	Kost Forer Gabbay & Kasierer
October 9, 2018	A Member of Ernst & Young Global